EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-8 (Registration No. 333-229432) and related prospectuses of AgeX Therapeutics, Inc. of our report dated April 1, 2019, with respect to the consolidated financial statements of the Company which appears in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ OUM & Co. LLP

San Francisco, California

April 1, 2019